Exhibit 10.18

AMENDED AND RESTATED MALLARD HOLDCO, LLC

2016 EQUITY INCENTIVE PLAN

1. Defined Terms. Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. Purpose. The Plan has been established to advance the interests of the Company and its Affiliates by providing for the grant to Participants of interests in the Company in the form of Class M Common Units. Subject to Section 16(c) of the Plan, it is intended that all Class M Common Units granted pursuant to the Plan qualify as “profits interests” of the Company within the meaning of Revenue Procedures 93-27 and 2001-43 and the Plan, the Award Agreements and the LLC Agreement shall be interpreted and applied consistently therewith.

3. Administration. The Administrator shall administer the Plan and shall have discretionary authority, subject only to the express provisions of the Plan, to administer and interpret the Plan and the Award Agreements; determine eligibility for and grant Awards; determine, amend, modify or waive the terms and conditions of any Award; prescribe the purchase price or Distribution Threshold, if any, applicable to any Award; prescribe forms, rules and procedures; and otherwise do all things necessary or desirable to carry out the purposes of the Plan and any Award Agreement. All determinations of the Administrator made with respect to the Plan, its operation or any Award Agreement are conclusive and will bind all Persons (including without limitation Participants, any Person claiming rights through any Participant, and any Permitted Transferees).

4. Maximum Number of Units Subject to Plan. A maximum number of                  Class M Common Units (the “Unit Pool”) will be available for grant under the Plan. For the avoidance of doubt, in no event shall the number of outstanding Class M Common Units exceed the then available Unit Pool. Upon and following the grant of the maximum number of Class M Common Units available under the Unit Pool, no further Class M Common Units will be granted to any Participant except to the extent that Class M Common Units are made available again for grant under the Plan on account of the cancellation, forfeiture or repurchase of previously granted Class M Common Units.

5. Eligibility and Participation. The Administrator, in its sole discretion, will select Participants from among those employees of, and consultants and advisors to, the Company or any of its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company or any of its Affiliates.

6. Rules Applicable To Awards.

(a) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein, and shall furnish to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Award. By entering into an Award Agreement, the Participant agrees to the terms of the Award and of the Plan.

(b) Transferability. All Awards are non-transferable, except as permitted under the LLC Agreement or in writing by the Administrator.

7. Vesting, etc. A Participant’s Award will vest on the terms and conditions set forth in the Participant’s Award Agreement.

8. Adjustments.

(a) In the event of any Unit split, Unit dividend, combination of Units, recapitalization or other similar change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the Administrator shall make appropriate adjustments to the number of Class M Common Units that are available for grant under the Plan and shall also make appropriate adjustments to the number and kind of securities subject to Awards then outstanding or subsequently granted under the Plan, any Distribution Threshold applicable to such Awards, and any other provision of Awards affected by such change. The Administrator may also make adjustments of the type described in this Section 8(a) in connection with any other event if the Administrator determines that such adjustments are appropriate to avoid distortion in the operation of the Plan.

(b) In the event of a Covered Transaction, the Administrator shall in its sole discretion determine the effect, if any, of the Covered Transaction on Awards, which determination may include, but is not limited to, (A) providing for the assumption or substitution of Awards by the acquiring or surviving entity (which may include requiring Participants holding unvested Class M Common Units to exchange or convert such unvested Class M Common Units for securities or other assets or rights that are different from the securities or other assets or rights received upon exchange or conversion of Units in such Covered Transaction), (B) providing for a cash-out of Awards or (C) providing for the termination of Unvested Awards without payment in respect thereof. The Administrator may provide that Awards held by different Participants, or different portions of an Award or Awards held by a Participant, shall be treated differently in connection with a Covered Transaction.

(c) Nothing in this Section 8 shall limit the Company’s rights under the LLC Agreement.

9. Taxes. The Administrator may make such provision for the withholding of taxes as it deems necessary and any payment to a Participant will be conditioned upon the full satisfaction of such withholding requirements. Each Participant who is a U.S. taxpayer agrees that, within fifteen (15) days following the date an Award is granted, the Participant will make a so-called “83(b) Election” in respect of such Award by filing such election form with the appropriate office of the Internal Revenue Service and shall provide a copy of such election to the Administrator.

10. Rights and Obligations as a Member. A Participant’s rights as a holder of Class M Common Units will be subject to the terms and conditions of the Plan, any applicable Award Agreement and the LLC Agreement. Once a Class M Common Unit is granted, the Participant shall have the rights and obligations provided for under the LLC Agreement; provided, however, that until all of the restrictions imposed under the applicable Award Agreement, if any, expire or shall have been removed, the Participant’s interest in such Class M Common Unit shall be subject to forfeiture as provided in the Plan and in the applicable Award Agreement. As a condition to receiving an Award, the Participant will become a party to the LLC Agreement as a Class M Member thereunder and will be required to sign such customary investment, investment-intent or similar documents as may be prescribed by the Administrator.

11. Rights Limited. Nothing in the Plan will be construed as giving any Person the right to continued Employment. The grant of an Award to a Participant shall not give such Participant the right to any Award in the future. The loss of potential appreciation in an Award will not constitute an element of damages in the event of termination of Employment for any reason, even if such termination of Employment is in violation of an obligation of the Company or any of its Affiliates to the Participant.

12. Section 409A. Subject to Section 16(c) of the Plan, Awards under the Plan are intended to be exempt from the rules of Section 409A and shall be construed accordingly.

13. Payment of Awards. Participants will receive distributions or other payments with respect to their Class M Common Units, if any, in accordance with the terms of the LLC Agreement.

14. Amendment and Termination. The Administrator may at any time or times amend the Plan or any Award for any purpose which may at the time be permitted by law and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an outstanding Award so as to affect materially and adversely the Participant’s rights under such Award, except to the extent the Administrator expressly reserved the right to do so in the Plan or the applicable Award Agreement. For the avoidance of doubt, an adjustment to an Award pursuant to Section 8 above shall not be treated as an amendment requiring the Participant’s consent. No Awards shall be granted after the ten-year anniversary of the Effective Date, but outstanding Awards may continue after such date in accordance with their terms.

15. Other Compensation Arrangements. The existence of the Plan or the grant of any Award will not in any way affect the right of the Company or any of its Affiliates to award a Person bonuses or other compensation in addition to Awards under the Plan.

16. Miscellaneous.

(a) Conditions to Ownership of Awards. The Company shall not be required to issue any Class M Common Units upon the grant or vesting of any Award or portion thereof prior to fulfillment of all of the following conditions: (i) the completion of any registration or other qualification of such Class M Common Units or such Awards under any state, federal or non-U.S. law, or under the rules or regulations of the Securities and Exchange Commission or any other state, federal or non-U.S. regulatory body which the Administrator shall, in its reasonable discretion, deem necessary or advisable; (ii) the obtaining of any approval or other clearance from any state, federal or non-U.S. governmental agency which the Administrator shall, in its reasonable discretion, determine to be necessary or advisable; and (iii) the receipt by the Company of any other document or agreement required by the Administrator in good faith in connection with the grant of an Award.

(b) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company or any Affiliate has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

(c) Limitation of Liability. Notwithstanding anything to the contrary in the Plan or any Award Agreement, none of the Company, any Affiliate of the Company, the Administrator, or any Person acting on behalf of the Company, any of its Affiliates or the Administrator, shall be liable to any Participant, to the estate or beneficiary of any Participant or to any other Person by reason of any acceleration of income, any additional tax, or any other tax or liability asserted by reason of the failure of an Award to satisfy the requirements of Section 409A, by reason of Section 4999 of the Code, or by reason of the failure of any Class M Common Unit to be treated or qualify as a profits interest for U.S. federal income tax or other purposes.

(d) Indemnification. To the fullest extent permitted by law, the members of the Board and the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17. Governing Law. Except as otherwise provided by the express terms of an Award Agreement, the validity, construction, and effect of the Plan and of Awards under the Plan, and of any determinations or decisions made by the Administrator relating to the Plan or to an Award under the Plan, and the rights of any and all Persons having, or claiming to have, any interest under the Plan or an Award under the Plan, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to otherwise governing principles of conflicts of law. Any suit with respect to the Plan or an Award Agreement will be brought in the federal or state courts in or of, as applicable, the State of Delaware, and Participant agrees and submits to the personal jurisdiction and venue thereof.

18. Establishment of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Committee will establish such sub-plans by adopting supplements to the Plan setting forth (a) such limitations on the Committee’s discretion under the Plan as it deems necessary or desirable and (b) such additional terms and conditions not otherwise inconsistent with the Plan as it deems in good faith to be necessary or appropriate. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Committee).

19. Entire Agreement. The Plan, any applicable Award Agreements and the LLC Agreement constitute the entire agreement with respect to the subject matter hereof and thereof. In the event of any inconsistency between the Plan and an Award Agreement, the terms and conditions of the Plan shall control. In the event of any inconsistency between the LLC Agreement and the Plan or an Award Agreement, the LLC Agreement shall control.

EXHIBIT A

Definitions of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator” means the Board. The Administrator may delegate its authority to a committee of the Board or such other committee or Persons as it deems appropriate and may delegate ministerial tasks to any Persons as it deems appropriate.

“Affiliate” has the same meaning as under the LLC Agreement.

“Award” means an award of Class M Common Units granted under the Plan.

“Award Agreement” means a written agreement between the Company and a Participant evidencing an Award.

“Board” means the Board of Managers of the Company.

“Class M Common Unit” has the same meaning as under the LLC Agreement.

“Code” means the U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. For the avoidance of doubt, any reference to any section of the Code includes reference to any regulations (including proposed or temporary regulations) promulgated under that section and any IRS guidance thereunder.

“Committee” means the Compensation Committee of the Board. All references in the Plan to the “Committee” shall mean the Board if no Compensation Committee has been appointed by the Board. The Committee may delegate its authority and may delegate ministerial tasks to such Person or Persons as it deems appropriate.

“Company” means Mallard Holdco, LLC, a Delaware limited liability company.

“Company Sale” has the same meaning as under the LLC Agreement.

“Covered Transaction” means any transaction in which (i) one or more classes of securities issued by the Company are converted into, or exchanged for, securities in another form issued by the Company, any of its direct or indirect subsidiaries, a newly formed parent or affiliated Persons, (ii) the Company merges or otherwise combines with one or more Affiliates of the Company with the Company surviving any such combination, or (iii) any other transaction the Board of Managers determines to be a Covered Transaction.

“Distribution Threshold” has the same meaning as under the LLC Agreement.

“Effective Date” means December 8, 2016.

“Employee” means any Person who is employed by or is a service provider to the Company or any of its Affiliates.

“Employment” means a Participant’s employment or other service relationship with the Company and/or any of its Affiliates. Unless the Administrator provides otherwise, a Participant who receives an Award in his or her capacity as an Employee will be deemed to cease Employment when the employment or service relationship with the Company and/or its Affiliate(s), as applicable, ceases and a Participant who receives an Award in any other capacity will be deemed to continue Employment so long as the Participant is providing substantial services in a capacity and to an entity described in Section 5. If a Participant’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or any of its remaining Affiliates.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated October 14, 2016, as it may be amended from time to time.

“Participant” means an eligible employee, consultant or advisor (as provided in Section 5) who is granted an Award under the Plan.

“Permitted Transferee” has the same meaning as under the LLC Agreement.

“Person” has the same meaning as under the LLC Agreement.

“Plan” means the Mallard Holdco, LLC 2016 Equity Incentive Plan, as it may be amended from time to time.

“Section 409A” means Section 409A of the Code.

“Unit” has the same meaning as under the LLC Agreement.

CONFIDENTIAL

AMENDED AND RESTATED MALLARD HOLDCO, LLC 2016 EQUITY INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

Pursuant to Section 18 of the Plan, this supplement has been adopted for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code to the extent applicable. This supplement may be amended by the Committee, as necessary or desirable to comply with California law. Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant and who is not an accredited investor (a “California Participant”) will be subject to the following additional limitations, terms and conditions, to the extent applicable:

1. Additional Limitations on Transferability of Awards. Except as provided in the next sentence, Awards granted to a California Participant shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may (but is not required to), as permitted pursuant to the terms of the LLC Agreement, allow Awards to be transferred to a revocable trust, as permitted by Rule 701 of the Securities Act of 1933, as amended, or as otherwise permitted by Section 25102(o) of the California Corporations Code, as in effect from time to time.

2. Issuance of Awards. No Award may be granted or issued to a California Participant after the date that is ten (10) years from the earlier of the date the Plan was adopted by the Board or the date the Plan was approved by the members of the LLC entitled to vote.

3. Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become vested unless the Plan has been approved by members of the LLC entitled to vote by the later of (1) within 12 months before or after the date the Plan was adopted by the Board or (2) prior to or within 12 months of the granting of an Award under the Plan in California.